UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2026

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32998	20-4606266
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001	ESOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 18, 2026, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors and an advisory, non-binding resolution with respect to executive compensation. A breakdown of the votes cast is set forth below.

1.       The election of directors.

	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	7,612,781	272,567	3,848,290
Jack M. Reynolds	7,325,607	559,741	3,848,290
Joseph L. Williams	6,931,376	953,972	3,848,290
Douglas V. Reynolds	7,837,025	48,323	3,848,290
Amy E. Abraham	4,073,479	3,811,869	3,848,290
Patrick J. Farrell	7,813,820	71,528	3,848,290
Mark S. Prince	7,814,498	70,850	3,848,290
Frank S. Lucente	7,799,395	85,953	3,848,290

2.       The ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public auditing firm for the year ending September 30, 2026.

For	Against	Abstain

11,713,883	14,168	5,587

3.       An advisory, non-binding resolution with respect to our executive compensation.

For	Against	Abstain

7,628,486	223,674	33,188

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: February 19, 2026	By:	/s/Charles Crimmel
Charles Crimmel
Chief Financial Officer